Exhibit 5.1

STRADLING YOCCA CARLSON & RAUTH

A PROFESSIONAL CORPORATION	NEWPORT BEACH OFFICE
ATTORNEYS AT LAW	660 NEWPORT CENTER DRIVE, SUITE 1600
800 ANACAPA STREET, SUITE A	NEWPORT BEACH, CALIFORNIA 92660
SANTA BARBARA, CA 93101	TELEPHONE (949) 725-4000
TELEPHONE (805) 564-0065	FACSIMILE (949) 725-4100
FACSIMILE (805) 564-1044
SAN FRANCISCO OFFICE
44 MONTGOMERY STREET, SUITE 4200
SAN FRANCISCO, CALIFORNIA 94104
TELEPHONE (415) 283-2240
FACSIMILE (415) 283-2255

SANTA MONICA OFFICE
233 WILSHIRE BOULEVARD, SUITE 830
SANTA MONICA, CALIFORNIA 90401
TELEPHONE (310) 451-2797
FACSIMILE (310) 451-6240

May 9, 2008

Aspyra, Inc.

26115-A Mureau Road

Calabasas, CA 91302

Re:  Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-134926)

Ladies and Gentlemen:

At your request, we have examined the Post Effective Amendment No. 2 on Form S-3 to the Registration Statement on Form SB-2 (File No. 333-134926) filed by Aspyra, Inc., a California corporation (the “Company”), with the Securities and Exchange Commission (as may be further amended or supplemented, the “Registration Statement”) in connection with the offering from time to time by certain security holders of the Company of up to 5,400,000 shares of the Company’s Common Stock.

We have reviewed the corporate actions of the Company in connection with this matter and have examined such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion.

Based on the foregoing, it is our opinion that the shares of Common Stock covered by the Registration Statement have been duly authorized and validly issued, and are fully paid and nonassessable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement, including any amendment thereto.

We express no opinion as to matters governed by any laws other than the California General Corporation Law, the applicable provisions of the California Constitution and reported decisions of the California courts interpreting these laws.

This opinion letter is rendered as of the date first written above, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company or the Shares.

Very truly yours,

STRADLING YOCCA CARLSON & RAUTH

/s/ Stradling Yocca Carlson & Rauth